UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2020

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
____________________	_________________	____________________
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders
On June 15, 2020, Griffin Capital Essential Asset REIT, Inc. (the "Registrant") held its 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting") at 1520 E. Grand Avenue, El Segundo, California. At the 2020 Annual Meeting, the Registrant's stockholders voted on (i) Proposal 1 - election of seven directors to the Registrant's board of directors, with each to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified; (ii) Proposal 2 - ratification of the Registrant's appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the year ending December 31, 2020; (iii) Proposal 3 - approval of the Griffin Capital Essential Asset REIT, Inc. Amended and Restated Employee and Director Long-Term Incentive Plan; (iv) Proposal 4 - approval, on an advisory (non-binding) basis, of the compensation paid to the Registrant's named executive officers ("say on pay" vote); and (v) Proposal 5 - approval, on an advisory (non-binding) basis, of the frequency of future stockholder say on pay votes. Each proposal is described in more detail in the Registrant's definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2020.
At the close of business on April 1, 2020, the record date of the 2020 Annual Meeting, there were 229,635,183 outstanding shares entitled to vote at the 2020 Annual Meeting. Holders of 124,112,907 shares (approximately 54% of shares), representing a like number of votes, were present at the 2020 Annual Meeting, either in person or by proxy. Set forth below are the voting results from the 2020 Annual Meeting.
Proposal 1 - Election of Directors
With regard to Proposal 1, the nominees submitted for election as directors of the Registrant, with each to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, were Kevin A. Shields, Michael J. Escalante, Kathleen S. Briscoe, Gregory M. Cazel, Ranjit M. Kripalani, J. Grayson Sanders, and Samuel Tang. All of the nominees were elected to serve as directors of the Registrant by the following vote:

	Votes For:	Votes Withheld:
Kevin A. Shields	78,166,940	3,672,905
Michael J. Escalante	78,082,597	3,757,248
Kathleen S. Briscoe	78,337,850	3,501,995
Gregory M. Cazel	78,212,959	3,626,886
Ranjit M. Kripalani	78,160,431	3,679,414
J. Grayson Sanders	78,166,311	3,673,534
Samuel Tang	78,240,918	3,598,927
There were 42,273,062 broker non-votes with respect to Proposal 1.

Proposal 2 - Ratification of Appointment of Ernst & Young LLP
With regard to Proposal 2, the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the year ending December 31, 2020 was ratified by the following vote:

	Votes For:	Votes Against:	Votes Abstained:
Ratification of Appointment of Ernst & Young LLP	119,895,769	1,158,015	3,059,123
There were no broker non-votes with respect to Proposal 2.

Proposal 3 - Approval of Amended and Restated Employee and Director Long-Term Incentive Plan
With regard to Proposal 3, the Griffin Capital Essential Asset REIT, Inc. Amended and Restated Employee and Director Long-Term Incentive Plan was approved by the following vote:

	Votes For:	Votes Against:	Votes Abstained:
Approval of Amended and Restated LTIP	66,727,164	7,097,108	8,015,573
There were 42,273,062 broker non-votes with respect to Proposal 3.

Proposal 4 - Approval, on Advisory (Non-Binding) Basis, of Say on Pay Vote
With regard to Proposal 4, the compensation paid to the Registrant's named executive officers ("say on pay" vote) was approved, on an advisory (non-binding) basis, by the following vote:

	Votes For:	Votes Against:	Votes Abstained:
Approval of Say on Pay Vote	63,107,815	9,395,757	9,336,273
There were 42,273,062 broker non-votes with respect to Proposal 4.

Proposal 5 - Approval, on Advisory (Non-Binding) Basis, of Frequency of Future Say on Pay Votes
With regard to Proposal 5, the frequency of future stockholder say on pay votes, the Registrant's stockholders voted as follows:

	1 Year:	2 Years:	3 Years:	Votes Abstained:
Approval of Frequency of Future Say on Pay Votes	70,257,583	3,052,874	2,434,952	6,094,436
There were 42,273,062 broker non-votes with respect to Proposal 5.
The Registrant's stockholders expressed their preference to conduct future advisory votes on named executive officer compensation every year. Consistent with the recommendation of the Registrant's board of directors (the "Board") as set forth in the Registrant's definitive proxy statement for the 2020 Annual Meeting and the vote of the stockholders at the 2020 Annual Meeting, the Board has determined to include an advisory stockholder vote on named executive officer compensation in the Registrant's proxy materials every year. This policy will remain in effect until the next stockholder vote on the frequency of stockholder votes on named executive officer compensation.

Item 8.01.    Other Events
July 2020 Distribution Declaration
On June 15, 2020, the Board declared an all-cash distribution rate based on 366 days in the calendar year, of $0.000956284 per day ($0.35 per share annualized), subject to adjustments for class-specific expenses, per Class E share, Class T share, Class S share, Class D share, Class I share, Class A share, Class AA share and Class AAA share of common stock, for stockholders of record at the close of each business day for the period commencing on July 1, 2020 and ending on July 31, 2020. The Registrant will pay such distributions to each stockholder of record at such time in August 2020 as determined by the Registrant’s Chief Executive Officer.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: June 17, 2020	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Chief Legal Officer and Secretary